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                                                                    CONFIDENTIAL

                                                                   Exhibit 10.21

                                                          CONFIDENTIAL TREATMENT
                                    GTC Biotherapeutics, Inc. has requested that
                                the marked portions of this document be accorded
                                   confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act


                                SERVICE AGREEMENT

          This Service Agreement is made and entered into as of August 20, 2002 (the "EFFECTIVE DATE"), by and among

          CAMBREX BIO SCIENCE MA, INC., a company organized and existing under the laws of the State of Delaware, having its principal place of business at 97 South Street, Hopkinton, MA 01748 ("CBSMA"), and

          GTC BIOTHERAPEUTICS, INC., a corporation organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 175 Crossing Boulevard, Framingham, MA 01701-9322 ("GTC").

                               STATEMENT OF FACTS

          CBSMA maintains and operates a facility in Hopkinton, Massachusetts as a multiple product biopharmaceutical manufacturing facility which complies with all applicable regulations to produce product that can be sold commercially in the United States and Europe; and

          GTC desires to purchase from CBSMA, and CBSMA desires to provide, certain Technology Services relating to biopharmaceutical drug product process transfer, process validation, purification, quality control and quality assurance, all subject to the terms and conditions contained in this Service Agreement;

          Now, therefore, in consideration of the mutual covenants and agreements contained in this Service Agreement and any Exhibits annexed hereto, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                         INTERPRETATION AND APPLICATION

     1.1 DEFINED TERMS. In addition to terms otherwise defined in this Service Agreement, the following terms have the specified meanings for purposes of this Service Agreement:

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     "BATCH" means a single Engineering Run or a single production run of
     Manufactured Product.

     "CAMPAIGN" means a discreet period of time during a Commercial Manufacturing Run commencing with Suite preparation, continuing through the production of Manufactured Product and ending with the Suite turnaround.

     "CGMP" means the current Good Manufacturing Practices promulgated by the FDA and/or EMEA.

     "CGMP SUITE OCCUPANCY" means the amount of time, measured in days, during which Technology Services are actually performed within the Suite, including, without limitation, time for Suite start-up, Finished Product manufacturing and Suite change-over.

     "COMMERCIAL MANUFACTURING RUN" means each Batch of Manufactured Product conforming to the Product Specifications and meeting all Regulatory Requirements produced by CBSMA in accordance with a Binding Forecast under
     Section 2.13(d).

     "CONSISTENCY SERIES" means a minimum of [****(*)] consecutively produced Batches conforming to the Product Specifications as outlined in the Production Record and meeting all Regulatory Requirements.

     "EMEA" means the European Medicines Evaluation Agency of the European Union or any successor entity thereto.

     "ENGINEERING RUN" means each of the first [****(*)] Batches of GTC Product purified and tested by CBSMA pursuant to the terms of this Service Agreement including any Exhibits hereto. The Engineering Runs are not intended for inclusion in the Consistency Series, but after review by GTC of the Batch records and the QC release data, GTC, in its sole discretion, may deem such Batches suitable for use in pre-clinical and clinical applications.

     "FDA" means the Food and Drug Administration or any successor entity thereto.

     "FINISHED PRODUCT" means any Engineering Run and/or Manufactured Product.

     "FOOD AND DRUG ACT" means the Food, Drug and Cosmetic Act, 21 U.S.C.
     301-391.

     "GTC EQUIPMENT" means the equipment listed on EXHIBIT B as of the Effective Date (or thereafter added to EXHIBIT B by the mutual agreement of the Parties), which is provided by GTC or acquired by CBSMA at GTC's expense, for the Technology Services in accordance with Section 2.3(b) hereof.

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     "GTC PRODUCT" means GTC's pharmaceutical product known as ATryn(TM), which is recombinant human anti-thrombin III contained in the milk of transgenic goats.

     "MANUFACTURED PRODUCT" means GTC Product purified and tested according to the Production Record and under cGMP conditions by CBSMA pursuant to the terms of this Service Agreement including any Exhibits hereto.

     "PREMISES" means CBSMA's facility located at 97 South Street, Hopkinton, Massachusetts.

     "PRODUCT SPECIFICATIONS" means a mutually agreed upon set of manufacturing and quality control specifications, as specified in the Production Record, that appropriately define the quality of Manufactured Product, and any changes thereto as may be mutually agreed by the Parties from time to time in writing.

     "PRODUCTION RECORD" means the batch production records, test methods and Product Specifications specific to GTC Product and which are required for/by CBSMA to produce Finished Product.

     "QUALITY AGREEMENT" means the terms of the Quality Agreement attached hereto as EXHIBIT C and incorporated herein by reference.

     "QUALITY SYSTEM" means the ancillary quality support system that governs the overall operation of the Premises in compliance with the Regulatory Requirements.

     "REGULATORY REQUIREMENTS" means the Guidelines for Bulk and Final Drug Product Pharmaceuticals (when applicable) and the cGMPs in effect at the particular time, issued or required by the FDA and/or EMEA and any statute, regulation, interpretation and guideline applicable to the Manufactured Product, as appropriate for the methods to be used in, and the facilities and controls to be used for, the manufacture, processing, packing and holding of the Manufactured Product in order for the Manufactured Product to be commercialized in Europe and the United States.

     "SERVICE AGREEMENT" means this Service Agreement and all Exhibits hereto entered into by and between CBSMA and GTC, as amended or modified from time to time by mutual written agreement of the Parties.

     "SUITE" means the portion of the Premises where the purification of the Manufactured Product shall occur, which location shall be identified on the 8 1/2 x 17 inch floor plan of the Premises attached hereto as EXHIBIT D.

     "TECHNOLOGY SERVICES" means those purification and testing services set forth in EXHIBIT A to this Service Agreement, as such Exhibit may be amended by the Parties from time to time in accordance with Section 2.12.

     "TESTING METHODS" means a mutually agreed upon set of analytical methods performed according to a mutually agreed upon set of standard operating procedures.

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     1.2  OTHER RULES OF CONSTRUCTION. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." The headings in this Service Agreement are for reference purposes only and in no way affect the construction of this Service Agreement. All references to "Party" and "Parties" are references to the parties to this Service Agreement and to a Party's successor unless the context otherwise requires. All references to articles, sections and paragraphs are references to articles, sections and paragraphs of this Service Agreement, unless the context otherwise requires. All references to Exhibits are references to Exhibits annexed to this Service Agreement. The term "this Service Agreement" and similar expressions refer to this Service Agreement as a whole and not to any particular article, section or other portion of this Service Agreement, and include any agreement supplemental to this Service Agreement. The conjunction "or" is to be understood in its inclusive sense.

                                   ARTICLE II
                                    SERVICES

     2.1 TECHNOLOGY SERVICES. CBSMA agrees to use its best efforts to provide and deliver the Technology Services to GTC, on the terms set forth in this Service Agreement (including the Exhibits) and in compliance with the Regulatory Requirements and Product Specifications as specified in the Production Record.

     2.2 DELIVERY. All Finished Product shall be delivered by CBSMA to a common carrier for shipment to GTC or its designee F.C.A. the Premises (Incoterms
2000). Risk of loss and title to any Finished Product shall transfer to GTC from CBSMA upon delivery of the Batch to the common carrier or common carriers authorized agent.

     2.3  FACILITIES; STAFFING; SUPPLIES; GTC EQUIPMENT.

          (a) CBSMA shall provide the Technology Services at the Premises. CBSMA shall maintain at all times such staffing, supplies, equipment and Quality Systems as are sufficient to ensure that it has the ability to perform the Technology Services in accordance with the terms of this Service Agreement (including the Exhibits) and the Regulatory Requirements.

          (b) GTC will supply the GTC Equipment, at GTC's expense, or reimburse CBSMA for the cost of any GTC Equipment purchased by CBSMA in agreement with, or on behalf of, GTC. The GTC Equipment shall be used solely for the purposes of providing the Technology Services for GTC. All GTC Equipment purchases must be pre-approved by GTC. CBSMA will provide GTC with the original copy of all invoices related to GTC Equipment purchased on behalf of GTC. Title to all GTC Equipment provided directly by GTC and all documentation related thereto will remain with GTC. Title to all GTC Equipment purchased by CBSMA shall pass to GTC only upon reimbursement to CBSMA by GTC for the full invoice amount of the purchased equipment. CBSMA shall be responsible for storing the GTC Equipment under proper conditions during the Term of this Service Agreement. Upon termination of this Service Agreement, CBSMA shall return all GTC Equipment to GTC.

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          (c) GTC shall bear the risk of loss or damage to GTC Product, Finished
Product and GTC Equipment upon receipt at the Premises and for such time as the GTC Product, Finished Product, and GTC Equipment remain at the Premises to the extent such loss or damage is attributable to a fire, flood, act of God or other similar event which is (a) not attributable to a negligent act or omission of CBSMA or the willful or intentional misconduct of CBSMA and (b) beyond the reasonable control of CBSMA. Other than as set forth in the preceding sentence, CBSMA shall bear the risk of loss or damage to GTC Product, Finished Product and GTC Equipment upon receipt at the Premises and for such time as GTC Product, Finished Product and GTC Equipment remain at the Premises, including to the extent of such loss or damage is attributable to a negligent act or omission of CBSMA or the willful or intentional misconduct of CBSMA. CBSMA shall, at its expense, maintain appropriate insurance covering the replacement cost thereof and, upon request of GTC, CBSMA shall provide GTC with written evidence of such insurance. In the event of loss or damage to GTC Product, Finished Product or GTC Equipment for which CBSMA bears the risk of loss under this Section, then
GTC may require CBSMA to replace the Finished Product or GTC Equipment, as soon as is reasonably possible, at no additional cost to GTC, and CBSMA shall reimburse GTC for the replacement cost of any GTC Product or other raw materials supplied by GTC which were lost or damaged.

     2.4 SUBCONTRACTING. Without GTC prior written consent, CBSMA shall not enter into any subcontract with any third party for the provision of the Technology Services.

     2.5 AUDITS; ACCESS. Before CBSMA begins providing the Technology Services, GTC shall be entitled to a two (2) day audit (the "AUDIT") of the Premises to be used for the provision of the Technology Services. GTC shall provide CBSMA with an agenda for the Audit in advance of the Audit. The Audit shall occur during normal business hours and after reasonable notice to CBSMA. In the event GTC provides CBSMA with any observations noted during the Audit, CBSMA will provide GTC with a written response, including a plan of corrective action to the observations, within fifteen (15) business days of the receipt of the observations by CBSMA. GTC shall have the right to request a reasonable number of subsequent audits ("SUBSEQUENT AUDITS") at times and on terms to be mutually agreed upon, at which GTC shall send no more than two (2) persons in an official auditing capacity, of the Premises used for the provision of the Technology Services. In connection with the Audit or any Subsequent Audit, CBSMA shall permit GTC (and its representatives and consultants) to have access to CBSMA's Premises, equipment, officers and employees and to all technical information and data in CBSMA's possession relating to this Service Agreement or the Technology Services. CBSMA shall not be obligated to provide GTC with access to that portion of its Premises, equipment and information which, at the time of any request for access, is being utilized in the performance of services of a proprietary or confidential nature for CBSMA or for any third party unless such access is required to answer questions from regulatory authorities or other law enforcement agencies, or access is required in regards to the health of a patient receiving Manufactured Product.

     2.6 COOPERATION. CBSMA shall provide all reasonable cooperation in order that GTC, among other things, may from time to time confirm CBSMA's compliance with the provisions of Article III, including CBSMA's due and reasonable care in the storage of biological materials and CBSMA's full compliance with all applicable Regulatory Requirements.

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     2.7  INFORMATION. CBSMA shall provide GTC copies of specific information and specific data relating to this Service Agreement and the Technology Services, as specified in EXHIBIT A, and GTC shall be free to use such information and data.

     2.8 MANUFACTURING PROCESS. CBSMA shall provide the Technology Services in accordance with the Production Record and this Service Agreement. GTC shall have the right, at its expense, to change the Product Specifications from time to time at any time during the Term on prior written notice to CBSMA. CBSMA and GTC must agree on the appropriateness of the modified Product Specifications taking into account the manufacturing process and state of product development for the GTC Product. CBSMA shall make all reasonable efforts to make the required changes as quickly as possible. In addition, if any regulatory agency having jurisdiction in any country where GTC is selling the Manufactured Product requires any changes to the Product Specifications, at GTC `s written request, CBSMA shall make all reasonable efforts to make the required changes, at GTC's expense. In the event amendments or supplements are required to the Product Specifications for the purpose of complying with current Regulatory Requirements for a multi-product facility, the Parties shall mutually agree on appropriate amendments or supplements.

     2.9 RAW MATERIAL AND VENDOR AUDITS. GTC is solely responsible for ascertaining the quality of any raw material it supplies for use in the Technology Services provided under this Service Agreement. GTC is solely responsible for ascertaining the quality of any vendors supplying CBSMA with raw materials used in the provision of the Technology Services provided under this Service Agreement only if said suppliers are specified and required to be used by GTC. CBSMA is otherwise solely responsible for ascertaining the quality of vendors supplying CBSMA with raw materials used in the provision of the Technology Services provided under this Service Agreement. CBSMA is responsible for maintaining sufficient inventories of raw materials to ensure its ability to meet the Binding Forecasts set forth in Section 2.13(d) below. GTC and CBSMA shall work together to determine an inventory control strategy for addressing critical raw materials, such as chromatographic resins.

     2.10 QUALITY CONTROL. CBSMA shall conduct quality control testing of the Manufactured Product before shipment in accordance with the Production Record and this Service Agreement. CBSMA shall retain all records pertaining to testing as required by applicable Regulatory Requirements. CBSMA shall prepare and deliver a written report of the results of such tests. GTC is solely responsible for the QC testing performed by GTC or subcontracted by GTC to a third party. CBSMA shall provide to GTC for each Batch of Manufactured Product a certificate of manufacturing compliance containing the types of information approved by GTC or required by the FDA or other applicable regulatory authority.

     2.11 NON-CONFORMING MANUFACTURED PRODUCT. GTC will test or cause to be tested the Manufactured Product in accordance with GTC customary procedures within ninety (90) days after receipt and/or review or cause to be reviewed Batch Records pertaining to production of Manufactured Product, Certificates of Analysis, Product Release documentation and Quality Control data at a location designated by GTC. GTC or its designee shall have the right to reject any shipment of Manufactured Product received by it that does not meet the mutually agreed to Product Specifications as set forth in the Production Record. All such claims must be made by GTC in writing and received by CBSMA within the ninety
(90) day period. All claims must be

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accompanied by a report of the findings or final analysis (including a sample from the batch of the Manufactured Product analyzed) of the Manufactured Product in question made by the quality control staff of GTC, or its designee, using the Testing Methods. If, after its own analysis of the Manufactured Product sample, CBSMA confirms non-conformity and it is mutually agreed to by CBSMA & GTC that the non-conformity was due to (a) failure of CBSMA's utilities, (b) CBSMA's negligent errors or omissions or intentional or willful misconduct, or (c) CBSMA's failure to follow the approved Production Record, the methods and procedures set forth in EXHIBIT A, the Quality Agreement or current Regulatory Requirements during the production of the Manufactured Product in question, CBSMA shall use best efforts to replace the non-conforming shipment as soon as possible, at no cost to GTC (including, that GTC shall not be responsible for the Suite Occupation Fee as outlined in Section 4.1(b) during this period) and CBSMA shall reimburse GTC for the Replacement Cost of any GTC Product which was consumed or used in the non-conforming Manufactured Product.

     As used in this Service Agreement, the term "REPLACEMENT COST" for each Batch of GTC Product shall equal: [****(*)]

     If, after its own analysis, CBSMA does not confirm non-conformity, the Parties shall agree to retest the shipment or otherwise in good faith attempt to agree on a settlement of the issue. In the event that the Parties cannot resolve the issue, the Parties shall submit the disputed Manufactured Product to a mutually agreed independent testing laboratory for testing. That laboratory's finding along with all other pertinent information shall be submitted to an arbitrator located in Boston, Massachusetts, with the requisite scientific background and training (the "ARBITRATOR"), selected jointly by CBSMA and GTC, for determination of non-conformance in accordance with this Section. In no event shall CBSMA be responsible for the non-conforming Manufactured Product unless it is determined by the Arbitrator that the non-conformance was due to
(a) failure of CBSMA's utilities, (b) CBSMA's negligent errors or omissions or intentional or willful misconduct, or (c) CBSMA's failure to follow the approved Production Record, the methods and procedures set forth in EXHIBIT A, the Quality Agreement or current Regulatory Requirements during the production of the Manufactured Product in question. CBSMA shall bear such expenses of the independent laboratory and Arbitrator if the Arbitrator determines, in accordance with the above, that CBSMA is at fault for the non-conforming Manufactured Product in question, and GTC shall bear all such expenses otherwise. If the Arbitrator determines, in accordance with the above, that CBSMA is at fault for the non-conforming Manufactured Product in question, CBSMA shall use best efforts to replace the non-conforming shipment as soon as possible, at no cost to GTC (including that GTC shall not be responsible for the Suite Occupation Fee as outlined in Section 4.1(b) during this period). and CBSMA shall reimburse GTC for the Replacement Cost of any GTC Product which was consumed or used in the non-conforming Manufactured Product.

     GTC shall return, or cause its designee to return, any rejected shipment to CBSMA if so instructed by CBSMA. In the event that any shipment or Batch is ultimately agreed, by the Parties, to be conforming or found by the Arbitrator to be conforming, GTC or its designee shall accept and pay for the shipment or Batch of Manufactured Product.

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     2.12 MODIFICATION. CBSMA and GTC from time to time may in good faith negotiate amendments to EXHIBIT A in the event that (a) GTC's requirements change and, as a result, GTC determines that any services described in EXHIBIT A are no longer required, (b) GTC requires additional services, or (c) the standards or requirements with respect to any described services need to be changed. Any modification shall be effective only if in writing and signed by both Parties, and shall specify the reduction in, or additional, costs or expenses, if any, to be paid by GTC in accordance with Section 4.3.

     2.13 SCHEDULE; FORECASTS.

          (a) SCHEDULE FOR PROCESS TRANSFER. CBSMA shall perform the process transfer activities set forth in EXHIBIT A ("PROCESS TRANSFER") for the Technology Services in accordance with the schedule agreed upon by the Parties and set forth in EXHIBIT A.

          (b) SCHEDULE FOR ENGINEERING RUNS. CBSMA shall perform the Engineering Runs of the Technology Services in accordance with the schedule agreed upon by the Parties and set forth in EXHIBIT A.

          (c) SCHEDULE FOR CONSISTENCY SERIES. CBSMA shall perform the Consistency Series for the Technology Services in accordance with the schedule agreed upon the Parties and set forth in EXHIBIT A.

          (d) FORECAST FOR COMMERCIAL MANUFACTURING RUNS. Within ninety (90) days of the Effective Date, GTC will provide CBSMA with a rolling written forecast of the number of Batches of Manufactured Product that it expects to have produced during the next [****(*)] succeeding calendar quarters and at least ninety (90) days in advance of each calendar quarter thereafter, GTC shall submit to CBSMA a revised forecast. The first [****(*)] calendar quarters of such forecasts shall constitute a binding commitment by GTC to purchase Technology Services for such quantity of Finished Product ("BINDING FORECAST") and the remaining [****(*)] calendar quarters shall be based on GTC's good faith estimate as of the date thereof ("NON-BINDING FORECAST"). Any Binding Forecast for any calendar quarters may differ from the Non-Binding Forecast for such calendar [****(*)] quarters previously provided by GTC; PROVIDED, HOWEVER, that CBSMA shall not be obligated to provide Technology Services for quantities of Finished Product [****(*)]. Upon receipt of each rolling forecast, CBSMA shall respond within thirty (30) days with a proposed schedule and cost estimate for the Technology Services. If CBSMA anticipates any problem in providing the Technology Services in accordance with any Non-Binding Forecast, it shall promptly notify GTC in writing and the Parties shall work in good faith to either revise the Non-Binding Forecast or develop a plan to scale-up the Technology Services to enable CBSMA, to the extent reasonably possible, to meet such Non-Binding Forecast by producing a greater quantity of Finished Product in fewer Batches.

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     2.14 PURCHASE ORDERS. Based on the Binding Forecasts, GTC will provide
CBSMA with binding written purchase orders at least ninety (90) days prior to the anticipated date of the production run for such quantity specified in the Binding Forecast. CBSMA shall use its best efforts to fill such order within ten
(10) days of the anticipated production run date.

     2.15 PROJECT MANAGEMENT. Each Party shall appoint a Project Manager within ten (10) days of the Effective Date and notify the other Party the appointment. The Project Managers shall be responsible for the day-to-day interactions of the Parties related to the Technology Services and the management of the Technology Services. The Project Managers will ensure that regularly scheduled meetings are held between GTC and CBSMA to review the status of the Technology Services, including without limitation, the status of the Technology Services schedules and budget. Each Party may change its Project Manager upon written notice to the other Party; provided that CBSMA's right to change its Project Manager is subject to GTC's prior written approval, which approval shall not be unreasonably withheld.

     2.16 NON-SOLICITATION OF EMPLOYEES. During the Term of this Service Agreement and for a period of one (1) year thereafter, neither Party nor its affiliates shall solicit the employment of any person who, during the Term of this Service Agreement, shall have been an employee of the other Party; provided, however, that general advertising not specifically directed to such other Party's employees shall not be deemed to constitute solicitation under this Section.

                                   ARTICLE III
                    STANDARDS OF CARE AND COMPLIANCE WITH LAW

     3.1 GENERAL. CBSMA shall supply the Technology Services in accordance with current scientific, professional, commercial, Regulatory Requirements, Quality Systems, Quality Agreement, and regulatory standards prevailing in the biopharmaceutical industry. Without limiting the foregoing, CBSMA shall exercise all due and reasonable care with regard to any biological raw materials, work-in-process, clinical products or finished products in its custody relating to the Technology Services. In the event of any conflict between the terms of this Service Agreement and the terms of the Quality Agreement, the terms of this Service Agreement shall govern.

     3.2 COMPLIANCE WITH APPLICABLE LAW. CBSMA shall comply with all applicable laws, requirements, rules, regulations, regulatory requirements, and standards prescribed by public authorities (including the Food and Drug Act), in providing the Technology Services and shall maintain all necessary records to comply with these applicable laws, requirements, rules, regulations and standards. Without limiting the foregoing, CBSMA shall comply with current Regulatory Requirements.

     3.3 FDA DOCUMENTS AND REPORTS. CBSMA shall cooperate fully with GTC in promptly filing all documents and reports required or requested by the FDA or other regulatory agency, and shall provide GTC with such information as GTC may require with regard to those filings, including all reports, authorizations, certificates, methodologies, specifications and other documentation in the possession of or under the control of CBSMA.

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     3.4  DEBARMENT. CBSMA represents and warrants to GTC that it has not been debarred nor is subject to debarment and that it will not use in any capacity, in connection with the Technology Services to be performed under this Service Agreement, any person who has been debarred pursuant to section 306 of the Food and Drug Act or who is the subject of a conviction described in such section. CBSMA agrees to inform GTC immediately in writing if it or any person who is performing Technology Services hereunder on behalf of CBSMA is debarred or is the subject of a conviction described in section 306 of the Food and Drug Act or if any action, suit, claim, investigation, or proceeding is pending or, to the knowledge of CBSMA, threatened relating to the debarment of CBSMA or any person performing Technology Services on behalf of CBSMA hereunder.

     3.5 COMPLAINTS AND ADVERSE EVENTS. In the event that CBSMA receives any complaint or report of adverse drug events (an "ADVERSE EVENT") associated with the Manufactured Product, then CBSMA shall notify GTC on or before the next day that is not a Saturday, Sunday or federal or state holiday following the receipt thereof. GTC shall have full responsibility for fielding, investigating and responding to all Manufactured Product complaints and Adverse Events. CBSMA shall cause its manufacturing, quality assurance and quality control personnel to cooperate fully with GTC, as appropriate and needed, to investigate any Manufactured Product complaints or Adverse Events and to provide such information or assistance as is reasonably requested by GTC, in order to support GTC, in compliance with Adverse Event, field alert and other reporting requirements imposed by the FDA, or other regulatory authorities. GTC shall report to CBSMA on the resolution of complaints and Adverse Events received by CBSMA. GTC shall be responsible for any and all costs incurred by CBSMA in response to such Adverse Event.

     3.6 NOTIFICATION OF POTENTIAL LIABILITY. Each Party shall notify the other in writing as soon as is reasonably possible following any event, including the receipt of any notice, warning, citation, finding, report or service of process or the occurrence of any release, spill, upset or discharge of hazardous wastes or substances, related to the Technology Services that could reasonably be expected to give rise to liability on the part of the other Party under any law, rule or regulation prescribed by a public authority or otherwise.

     3.7 GOVERNMENTAL COMMUNICATIONS AND INSPECTIONS. Each Party shall notify the other as soon as is reasonably possible following any communications from the FDA, EMEA or any other governmental agency (local, state or federal) relating to the Technology Services or the Manufactured Product, including any communication or directive from the FDA, EMEA or any other governmental agency (state or federal) commencing or threatening seizure of any Manufactured Product or other removal from the market of any Manufactured Product. If such a communication is a written communication, then the notifying Party shall attach a copy. Otherwise, the notifying Party shall provide a reasonable description to the other Party of the communication. Both Parties shall have the right to review in advance any response to the communication submitted by the other Party. The wording and submission of a final response to a communication directed to CBSMA or regarding CBSMA's Premises shall be the final responsibility of CBSMA, except that any final response to a communication directed to GTC shall be the final responsibility of GTC, in consultation with CBSMA. The Parties shall cooperate fully with each other in providing the information needed for any such communication.

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     As it relates to this Service Agreement, CBSMA may undergo regulatory inspections by FDA, EMEA or other regulatory authorities in connection with the pre-approval and post-approval of the GTC Product or other regulatory inspections specific to the Technology Services for the GTC Product. CBSMA shall be solely responsible for coordinating and conducting such inspections. CBSMA shall allow two (2) representatives of GTC to attend any pre-approval and post-approval inspection meetings involving the GTC Product. In addition, CBSMA shall work with GTC in developing any response to observations by regulatory authorities relating to any pre-approval inspection. The wording and submission of a final response to a communication directed to CBSMA or regarding CBSMA's Premises shall be the final responsibility of CBSMA, except that any final response to a communication directed to GTC shall be the final responsibility of GTC, in consultation with CBSMA. CBSMA shall be solely responsible for coordinating and conducting any subsequent inspections of the Premises involving the GTC Product. CBSMA shall provide GTC with a summary of the inspectional observations by the regulatory authorities following the inspection and a plan to correct any deficiencies which are related to the GTC Product.

     3.8 NOTIFICATION AND INVESTIGATION OF ALLEGED DEFECTS. In the event that any Manufactured Product is alleged or proven not to meet the Product Specifications ("ALLEGED DEFECT(S)"), the Party receiving notice of the failure shall notify the other Party immediately. GTC shall have full responsibility for fielding, investigating and responding to all Alleged Defect(s). CBSMA shall cause its manufacturing, quality assurance and quality control personnel to cooperate fully with GTC, as appropriate and needed, to investigate any Alleged Defect(s) and to provide such information or assistance as is reasonably requested by GTC, in order to support GTC, in compliance with reporting requirements imposed by the FDA, or other regulatory authorities. If GTC deems it appropriate to recall any Manufactured Product, CBSMA shall reasonably cooperate in the recall. If any governmental agency or authority issues or requests a recall or takes similar action in connection with the Manufactured Product, and if GTC deems it appropriate to recall any Manufactured Product, the Parties shall meet to determine an appropriate course of action, including the respective responsibilities of the Parties with respect to any such recall. GTC shall be responsible for any and all costs incurred by CBSMA in response to any such recall.

     3.9 MATERIAL SAFETY. During the Term and for one (1) year thereafter, CBSMA shall promptly provide GTC with all information within its possession or control or otherwise available to CBSMA from time to time regarding handling precautions, toxicity and hazards associated with the Manufactured Product. CBSMA shall provide this information in written form. During the Term and for one (1) year thereafter, GTC shall promptly provide CBSMA with all information within its possession or control or otherwise available to GTC from time to time regarding handling precautions, toxicity and hazards associated with the GTC Product. GTC shall provide this information in written form.

                                   ARTICLE IV
                                  SERVICE FEES

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     4.1  TECHNOLOGY SERVICES FEES. In consideration of CBSMA's providing the
Technology Services, GTC agrees to pay CBSMA Technology Service Fees ("SERVICE FEES") in accordance with the following rate schedule:

          (a) GTC shall pay per hour (the "HOURLY LABOR FEE") for Full Time Employees ("FTEs") involved in Process Transfer. The number of FTEs estimated to complete such activities in accordance with EXHIBIT A is included in EXHIBIT A, and CBSMA shall not exceed this estimate without the prior written approval of GTC, and upon such approval, GTC agrees to pay all actual pre-approved FTE costs incurred by CBSMA. GTC will be invoiced for such FTE costs on a monthly basis. Invoices are due and payable within thirty (30) days of receipt unless otherwise agreed in writing by the Parties. All Invoices shall include a description of the activities completed (with supporting documentation), the names of the individuals involved in the activities, and the amount of labor hours applied to the specific activities.

          (b) GTC shall pay Suite occupation charges (the "SUITE OCCUPATION FEE") of [****(*)] per day of cGMP Suite Occupancy for the first one (1) year period after the Effective Date. For each one (1) year period commencing with the first anniversary of the Effective Date, the Suite Occupancy Fee per day of cGMP Suite Occupancy shall equal [****(*)]

          An estimate of the total number of days of cGMP Suite Occupancy required for the completion of the Engineering Runs and Consistency Series is included in EXHIBIT A. CBSMA and GTC shall agree upon an estimate of the number of days of cGMP Suite Occupancy required for the completion of the Commercial Manufacturing Runs forecasted pursuant to Section 2.13(d) as soon as is reasonably possible. CBSMA shall not exceed either estimate without the prior written approval of GTC, and upon such approval, GTC agrees to pay all actual pre-approved Suite Occupation Fees incurred by CBSMA. Within ten (10) days of the execution of this Service Agreement, GTC will pay to CBSMA a non-refundable deposit of [****(*)] (the "DEPOSIT"). GTC will be invoiced for the daily Suite Occupation Fee(s) on a monthly basis, calculated by [****(*)] Invoices are due and payable within thirty (30) days of receipt unless otherwise agreed in writing by the Parties. Notwithstanding the foregoing, it is agreed that GTC shall not be obligated to pay the daily Suite Occupation Fees for the time periods set forth in Sections 2.11 and 6.4(b) or for any other periods of time during which the Technology Services are delayed or not performed as a result of CBSMA's negligence, misconduct or other failure to meet its obligations under this Service Agreement.

          (c) GTC shall pay [****(*)]upon CBSMA Quality Assurance release of each of the first Batches of Manufactured Product supplied as detailed in EXHIBIT A.

          (d) GTC shall pay a total of [****(*)], for stability testing of a total of [****(*)] Batches of Manufactured Product as detailed in EXHIBIT A, payable as follows: [****(*)] upon

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initiation of stability testing under a mutually agreed upon stability protocol for the first Batch of Manufactured Product under the Consistency Series; and, [****(*)] upon delivery of the final stability testing technical report (the technical report to be in a mutually agreed upon format).

          (e) GTC shall pay all CBSMA incurred charges (the "OTHER CHARGES") for all materials/consumables, shipping and downstream product contact equipment required for aspects of Technology Services provided in EXHIBIT A, which are not included in the above Hourly Labor Fee and Suite Occupation Fee. Materials/Consumables, shipping and/or downstream product contact equipment will be paid for by GTC in an amount equal to CBSMA's cost. CBSMA will provide GTC with a written comprehensive list (the "LIST") of materials/consumables, including estimated quantities required to support the Technology Services, and if approved by GTC in writing, CBSMA may proceed with procurement of the materials/consumables in accordance with the List. The List may be modified at any time, in writing, by mutual agreement of the Parties. GTC shall not be obligated to reimburse CBSMA for materials/consumables that have not been approved in writing by GTC prior to procurement by CBSMA. GTC will be invoiced for such costs on a monthly basis. Invoices are due and payable within thirty
(30) days of receipt unless otherwise agreed in writing by the Parties. CBSMA will provide GTC with the original vendor invoices, at GTC's request.

     4.2 AUDIT OF COSTS. CBSMA shall maintain such books and records as necessary to establish the accuracy of the Hourly Labor Fee and Other Charges costs set forth in Section 4.1(a) and (e) above. GTC shall have the right, at GTC's expense, to conduct (either itself or via a nationally recognized independent certified public accountant) a reasonable inspection of such portion of the books and records of CBSMA to the extent necessary to verify the Hourly Labor Fee and Other Charges costs. In the event an audit reveals that GTC has been overcharged, then CBSMA shall reimburse GTC for all overcharged amounts.

     4.3  ADDITIONAL SERVICES. In the event the Parties agree in accordance with
Section 2.12 to amend the scope of the Technology Services to be provided, the Parties shall negotiate in good faith appropriate adjustments to the Service Fees payable. Any adjustment to the scope of the Technology Services and Service Fees shall be effective only if in writing and agreed by both Parties. It is understood that the Technology Service Fees will change only to the extent that the Technology Services are added or removed from the Service Agreement in accordance with Section 2.12.

                                    ARTICLE V
                                 CONFIDENTIALITY

     5.1 CONFIDENTIALITY. The Parties recognize that know-how of a Party disclosed to the other Party pursuant to this Service Agreement is of proprietary value and is to be considered highly confidential ("PROPRIETARY INFORMATION"). The Parties agree not to use (except in accordance with this Service Agreement), and not to disclose to any third party, any Proprietary

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Information except with the prior written consent of the other Party. The foregoing obligations shall survive the expiration or termination of this Service Agreement for a period of ten years. The obligations shall not apply to Proprietary Information that:

          (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by written records;

          (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach hereof by the receiving Party;

          (c) is subsequently disclosed to the receiving Party by a third party who has no confidentiality obligation to the disclosing Party with respect to the information disclosed;

          (d) is developed by the receiving Party independently of Proprietary Information or other information received from the disclosing Party and such independent development can be properly demonstrated by the receiving Party;

          (e) is disclosed to governmental or other regulatory authorities in order to obtain patents or to gain approval to conduct clinical trials or to market the Manufactured Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

          (f) is necessary to be disclosed to sublicensees, agents, consultants, affiliates, or other third parties for the research and development, manufacturing, or marketing of the Manufactured Product (or for such parties to determine their interest in performing such activities) in accordance with this Service Agreement on the condition that such third parties agree to be bound by the confidentiality obligations and use restrictions contained in this Service Agreement and that the term of such obligations and restrictions for such third parties shall be no less than the term of such obligations and restrictions hereunder, but such disclosure may be only to the extent reasonably necessary for such purposes; or

          (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other Party in order to provide it with an opportunity to seek a protective order or other similar order with respect to such Proprietary Information, but such disclosure may be only to the extent reasonably necessary to comply with the required disclosure, whether or not a protective order or other similar order is obtained by the other Party.

Notwithstanding any other provision of this Section 5.1, the Parties agree that all information relating to the GTC Product or Finished Product generated by CBSMA during the performance of the Technology Services shall be considered the Proprietary Information of GTC and, with respect to such information, GTC shall be considered the disclosing Party for purposes of this Section 5.1.

     5.2 NO PUBLICITY. No Party shall use the other Party's name in any manner nor disclose the terms related to this Service Agreement without the prior written consent of the other Party. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however,

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the disclosing Party shall use good faith efforts to consult with the other
Party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

     5.3 TRADEMARKS AND TRADE NAMES. The Parties hereby acknowledge and agree that neither Party has acquired, nor shall it acquire by virtue of this Service Agreement or the activities contemplated hereby, any interest in any of the other Party's trademarks or trade names.

     5.4  INTELLECTUAL PROPERTY.

          (a) All right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material related to GTC Product or GTC's techniques, methods or processes (collectively "NEW INTELLECTUAL PROPERTY"), which may be conceived by CBSMA or developed or acquired by CBSMA during the Term shall be the property of GTC so long as CBSMA has been paid the Service Fees in accordance with Section
4.1. Inventorship of New Intellectual Property shall be determined in accordance with United States patent law. CBSMA agrees to disclose promptly and fully all such New Intellectual Property to GTC, which disclosure shall be made in writing. CBSMA shall, upon GTC's request, execute, acknowledge and deliver to GTC all instruments and do all other acts which are necessary or desirable to enable GTC to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries. GTC shall pay for the prosecution and maintenance of any New Intellectual Property.

          (b) All right, title and interest in and to all generic discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material which do not relate solely to GTC Product or GTC's techniques, methods or processes (collectively "GENERIC INTELLECTUAL PROPERTY") which may be (i) conceived solely by CBSMA or developed or acquired solely by CBSMA during the Term shall be the property of CBSMA, (ii) conceived solely by GTC or developed or acquired solely by GTC during the Term shall be the property of GTC, and (iii) conceived jointly by CBSMA and GTC or developed or acquired jointly by CBSMA and GTC during the Term shall be the property of CBSMA and GTC. Inventorship of Generic Intellectual Property shall be determined in accordance with United States patent law. CBSMA hereby grants GTC a non-exclusive, royalty-free paid-up license to use for any purpose any Generic Intellectual Property invented solely by CBSMA.

                                   ARTICLE VI
                              TERM AND TERMINATION

     6.1 TERM. This Service Agreement shall commence on the Effective Date and continue in full force and effect through December 31, 2007 subject to earlier termination pursuant to the provisions of Section 6.2 (the "INITIAL TERM"). The term of this Agreement may be extended beyond the Initial Term for additional terms of three (3) years (each such three (3) year term, a "RENEWAL TERM"), if mutually agreed in writing by the Parties at least one (1) year prior to the end of the Initial Term or any Renewal Term, as applicable. If either Party desires to extend this Service Agreement prior to the end of such one (1) year period, it shall so notify the other Party in writing and the other Party shall respond within thirty (30) days with its decision whether to extend this Service Agreement. Any failure by the other Party to respond within such

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thirty (30) days shall be deemed to be a decision by such other Party to not extend this Service Agreement. As used in this Service Agreement, the term "TERM" shall mean the Initial Term and any Renewal Term(s), if any.

     6.2  TERMINATION FOR BREACH.

          (a) TERMINATION FOR BREACH. On any material breach of or default under this Service Agreement by either Party (the "BREACHING PARTY"), the other Party (the "NON-BREACHING PARTY") shall have the right to serve notice (a "PRELIMINARY TERMINATION NOTICE") on the Breaching Party of the Non-Breaching Party's intention to terminate this Service Agreement if the breach is not cured within sixty (60) days following the Breaching Party's receipt of the Preliminary Termination Notice. The Preliminary Termination Notice shall state the cause for the Non-Breaching Party's intention to terminate this Service Agreement. If the Breaching Party does not remedy the breach or default within the sixty (60) day period, the Non-Breaching Party shall have the right to terminate this Service Agreement effective immediately upon provision of further notice (the "FINAL TERMINATION NOTICE") to the Breaching Party, and following the provision of the Final Termination Notice, this Service Agreement and all rights, privileges and licenses granted under this Service Agreement shall automatically terminate and neither Party shall have any further rights, duties or obligations under this Service Agreement except as may have then accrued under this Service Agreement before termination or except as otherwise provided in this Service Agreement. If, at any time before receipt of the Final Termination Notice, the Breaching Party has remedied the default, this Service Agreement shall continue in full force and effect as if the Preliminary Termination Notice had not been given.

          (b) EFFECT OF TERMINATION FOR BREACH. If GTC is the Breaching Party (other than as set forth in Section 6.5 below), GTC shall pay to CBSMA all Service Fees properly invoiced by CBSMA but not yet paid by GTC, [****(*)] PROVIDED, HOWEVER, that CBSMA agrees to use all reasonable efforts to schedule services for one or more third parties for the Suite and, to the extent CBSMA schedules other services in the Suite, GTC shall not be obligated to pay to CBSMA the fee set forth in this subsection. Payment shall be made within thirty
(30) days of receipt of an invoice unless otherwise agreed in writing by the Parties.

     Subject to Section 7.5, if CBSMA is the Breaching Party, CBSMA shall pay to GTC, [****(*)]. Payment shall be made within thirty (30) days of receipt of an invoice unless otherwise agreed in writing by the Parties.

     6.3 TERMINATION FOR NO CAUSE. GTC may at any time terminate the performance of the Service Agreement prior to completion by giving prior written notice (the "TERMINATION NOTICE") to CBSMA. In such event CBSMA shall comply with such Termination Notice and shall terminate work immediately upon expiration of the period (the "TERMINATION PERIOD"). Unless otherwise agreed in writing by the Parties, GTC shall pay CBSMA within thirty (30) days of receipt of CBSMA's invoice for all Service Fees for Technology Services performed during the Termination Period.

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     6.4  EFFECT OF CERTAIN DELAYS BY EITHER PARTY.

          (a) GTC WORK DELAY. As used herein, the term "GTC WORK DELAY" shall mean any [****(*)]. CBSMA shall immediately notify GTC in writing of any GTC Work Delay. In the event that (i) during the Process Transfer, Engineering Runs and Consistency Series, [****(*)] GTC Work Delays last, in aggregate, [****(*)] days or more, or (ii) during the Campaign, [****(*)] GTC Work Delays last, in aggregate, [****(*)] days or more, then, in either case, for each additional day that any GTC Work Delay(s) exists, GTC will reimburse CBSMA for any [****(*)]. CBSMA may choose to consider any GTC Work Delay(s) lasting, in aggregate, greater than [****(*)] days a material breach and proceed to terminate this Service Agreement in accordance with Section 6.2. Any change in the Technology Services outlined in EXHIBIT A as a result of a GTC Work Delay will necessitate an amendment to EXHIBIT A.

          (b) CBSMA WORK DELAY. As used herein, the term "CBSMA WORK DELAY" shall mean [****(*)]. CBSMA shall promptly notify GTC in writing of any CBSMA Work Delay. In the event that (A) during the Process Transfer, Engineering Runs and Consistency Series, one or more CBSMA Work Delays last, in aggregate, [****(*)] or more, or (B) during the Campaign, [****(*)] CBSMA Work Delays last, in aggregate, [****(*)] or more, then, in either case, for each additional day that any CBSMA Work Delay(s) exists, CBSMA shall deduct [****(*)] for each day of CBSMA Work Delay(s) from the Service Fees to be paid by GTC. In addition, in the event of any CBSMA Work Delay(s) (even if less than [****(*)], in aggregate,) which impacts Technology Services that would have been performed in the Suite, GTC shall have no obligation to pay the Suite Occupation Fee for the number of days that the CBSMA Work Delay(s) exists. GTC may choose to consider any CBSMA Work Delay(s) lasting, in aggregate, greater than thirty (30) days a material breach and proceed to terminate the Service Agreement in accordance with Section 6.2.

     6.5 EFFECT OF TERMINATION FOR GTC'S BREACH OF WARRANTY. In the event the breach by GTC of the GTC Product Information warranty as outlined and defined in
Section 8.2 results in CBSMA's inability to perform the Technology Services as outlined in EXHIBIT A and CBSMA terminates this Service Agreement, GTC shall pay to CBSMA all Service Fees properly invoiced by CBSMA but not yet paid by GTC, [****(*)] PROVIDED, HOWEVER, that CBSMA agrees to use all

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reasonable efforts to schedule services for one or more third parties for the
Suite and, to the extent CBSMA schedules other services in the Suite, GTC shall not be obligated to pay to CBSMA the fee set forth in this subsection.

     6.6 CONSEQUENCES OF TERMINATION. Nothing in this Service Agreement shall be construed to release either Party from any obligation that matured or any breach of this Service Agreement that occurred before the effective date of termination. Without limiting the foregoing, the provisions of Articles V and VII and Sections 2.3(b), 2.3(c), 2.11, 2.16, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9,
6.2(b), 6.5, 6.6, 9.5 and 9.11 shall survive any termination or expiration of this Service Agreement. Upon termination or expiration of this Service Agreement, CBSMA shall return to GTC all GTC Product, GTC Equipment, related manufacturing and quality documentation and Proprietary Information furnished by GTC, together with all copies, except that CBSMA may retain one (1) copy of all Proprietary Information in its legal department for determination of its obligations under this Service Agreement.

                                   ARTICLE VII
                          INDEMNIFICATION AND INSURANCE

     7.1 INDEMNIFICATION BY GTC. GTC shall indemnify and hold harmless CBSMA and its directors, officers, employees, consultants and agents from and against all suits, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorney's fees and reasonable investigative costs) in connection with any suit, demand or action by any third party (a "THIRD PARTY ACTION") arising out of, resulting from or relating to:(a) any breach by GTC of the terms of this Service Agreement, (b) the Manufactured Product, or (c) any Third Party Action alleging that the Manufactured Product or the production of the Manufactured Product pursuant to the Service Agreement infringes any patent or other proprietary rights except to the extent such Third Party Action relates to the use of CBSMA's patents or other proprietary rights and provided that CBSMA gives GTC prompt notice of such Third Party Action and cooperates in the defense thereof, except in each case to the extent that any of the foregoing arises out of or results from the breach by CBSMA of the terms of this Service Agreement, or the gross negligence or willful misconduct of CBSMA.

     7.2 INDEMNIFICATION BY CBSMA. CBSMA shall indemnify and hold harmless GTC and its directors, officers, employees, consultants and agents from and against any suits, claims, losses, demands, liabilities, damages, costs and expenses (including court costs, reasonable attorney's fees and reasonable investigative costs) in connection with any suit, demand or action by any third party arising out of, resulting from, or relating to any breach by CBSMA of the terms of this Service Agreement, except in each case to the extent that any of the foregoing arises out of or results from the breach by GTC of the terms of this Service Agreement, or the negligence or willful misconduct of GTC.

     7.3 INDEMNIFICATION PROCEDURES. All indemnification obligations in this Service Agreement are conditioned on the Party seeking indemnification promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument), cooperating with the indemnifying Party in the defense of any claim or liability (at the indemnifying Party's expense), and not compromising or settling any claim or liability without

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the prior written consent of the indemnifying Party. The Party that is to indemnify the other Party in whole or in part under this Service Agreement shall control the defense of the action, including the right to select counsel and to settle any claim, PROVIDED that, without the written consent of the other Party (which must not be unreasonably withheld or delayed), the indemnifying Party shall not agree to settle any claim against the other Party to the extent that settlement would have a material adverse effect on the other Party.

     7.4 SURVIVAL OF REMEDIES. All limitations on either Party's remedies and liabilities under this Article VII shall survive the expiration, termination or cancellation of this Service Agreement.

     7.5 LIMITATION OF LIABILITY. Except with respect to obligations of indemnification for third party claims, neither Party shall be liable to the other Party for indirect, incidental or consequential damages arising out of performance under this Service Agreement. In any event, CBSMA's total liability to GTC shall not exceed the total amount paid or payable to CBSMA by GTC under this Service Agreement.

     7.6  INSURANCE.

          (a) Throughout the Term, GTC shall obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than [****(*)] combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. Without limiting the foregoing, GTC shall obtain and maintain, at its sole expense, product liability insurance relating to the Manufactured Product that is comparable in type and amount to the insurance it maintains with respect to its most similar other products or reasonable industry standard. With respect to all insurance coverage required under this clause (a): (i) GTC shall, promptly upon CBSMA's request, furnish CBSMA with certificates of insurance evidencing such insurance and evidencing that the policy has been endorsed to designate CBSMA as an additional insured; and (ii) all policies shall include provisions for at least 30 days' prior written notice of any material change or cancellation (whether for non-payment or otherwise). GTC will use reasonable efforts to obtain and maintain five-year tail coverage for the above-mentioned insurance.

          (b) Throughout the Term, CBSMA shall obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, blanket contractual liability and broad form property damage liability) with limits of not less than [****(*)] combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. During the Term, CBSMA shall obtain and maintain worker's compensation insurance as required under Massachusetts law and employer's liability insurance with a limit of

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not less than [****(*)]. With respect to all insurance coverage required under this clause (b): (i) CBSMA shall, on the Effective Date and thereafter promptly upon GTC's request, furnish GTC with certificates of insurance evidencing such insurance and evidence that the policy has been endorsed to designate GTC as an additional insured; and (ii) all policies shall include provisions for at least 30 days' prior written notice of any material change or cancellation (whether for non-payment or otherwise). CBSMA shall use its best efforts to obtain and maintain five-year tail coverage for the above-mentioned insurance.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each Party represents and warrants to the other that (a) it is a corporation, duly organized and validly existing under the laws of the State specified; (b) it has all requisite corporate power and authority to own its properties, conduct its business as presently conducted, and enter into and perform its obligations under this Service Agreement; (c) it has taken all necessary corporate action to authorize this Service Agreement; (d) it has duly executed and delivered this Service Agreement and this Service Agreement constitutes its legal and valid obligation, enforceable against it in accordance with its terms; (e) the execution and delivery of this Service Agreement and the performance of its obligations hereunder do not and will not (i) violate any other agreement or instrument of any nature to which it is a party or by which it is bound, (ii) violate any law, rule or regulation to which it is subject or by which it is bound, or (iii) require any filing, approval, authorization, permit or license from or with any governmental authority which has not been made or obtained.

     8.2 REPRESENTATIONS AND WARRANTIES OF GTC. GTC represents that it is not aware of any asserted or threatened claim or demand that it believes may be enforced against its patents and other proprietary rights relating to the Manufactured Product, and in entering into this Service Agreement, to its knowledge it will not infringe on any patent or other proprietary rights of any third party. GTC additionally warrants that all product specific information supplied by GTC ("GTC PRODUCT INFORMATION") is true and correct and that the GTC Product Information as transferred will enable CBSMA to successfully perform the Technology Services as outlined in EXHIBIT A.

     8.3 REPRESENTATIONS AND WARRANTIES OF CBSMA. CBSMA warrants that, at the time of delivery of the Manufactured Product to GTC, the Manufactured Product will (a) have been manufactured, stored and shipped in accordance with current Regulatory Requirements, (b) have been manufactured in accordance with the Production Record and the Product Specifications as specified in the Production Record, and (c) not be adulterated or misbranded under the Food and Drug Act or any other applicable law, rule or regulation. CBSMA warrants that it possesses and shall maintain all required licenses and permits necessary for the operation of the Premises for the Technology Services. CBSMA represents and warrants that, as of the Effective Date, it has no knowledge of any regulatory inspection observations and/or comments

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of non-compliance of the Premises that would render any Manufactured Product produced therein to be not suitable for sale in the United States or Europe.

     8.4 DISCLAIMER OF WARRANTIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT ALL TECHNOLOGY SERVICES PROVIDED UNDER THIS SERVICE AGREEMENT WILL BE PERFORMED BY CBSMA AT THE DIRECTION OF GTC, AND CBSMA DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MANUFACTURED PRODUCT DELIVERED UNDER THIS SERVICE AGREEMENT (OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 8.3 HEREOF), INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 ASSIGNMENT. This Service Agreement shall not be assigned by either Party without the prior written consent of the other Party, except GTC and/or CBSMA may assign this Service Agreement to any of its affiliates or in connection with the sale or transfer of the assets or business to which this Service Agreement relates or to any of its respective successors in business. This Service Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

     9.2 INSOLVENCY/BANKRUPTCY BY CBSMA. In the event that CBSMA consents to the appointment of a trustee, receiver, or liquidator, or is declared bankrupt in any proceeding under the bankruptcy laws (voluntary or involuntary) and is unable to complete the terms of this Service Agreement, this Service Agreement shall immediately terminate. In such event, CBSMA will provide GTC access to all CBSMA data, process, reports, and operating procedures in its possession at the time of said termination and which are required by GTC. GTC hereby agrees to accept and keep data provided to it pursuant to this Section confidential. Except as may be required by applicable law or regulation, GTC shall not disclose the data to any third party, other than GTC employees, officers or agents who need to know, unless they are bound by obligations of confidentiality and nonuse no less stringent than those set forth herein.

     9.3 INSOLVENCY/BANKRUPTCY BY GTC. In the event that GTC consents to the appointment of a trustee, receiver, or liquidator, or is declared bankrupt in any proceeding under the bankruptcy laws (voluntary or involuntary) and is unable to complete the terms of this Service Agreement, this Service Agreement shall immediately terminate. In such event, GTC will provide CBSMA access to all GTC data, process, reports, and operating procedures in its possession at the time of said termination and which are required by CBSMA. CBSMA hereby agrees to accept and keep data provided to it pursuant to this Section confidential. Except as may be required by applicable law or regulation, CBSMA shall not disclose the data to any third party, other than CBSMA's employees, officers or agents who need to know, unless they are bound by obligations of confidentiality and nonuse no less stringent than those set forth herein.

     9.4 NOTICES. All notices or other communications that are required or permitted under this Service Agreement shall be in writing and shall be deemed to have been duly given when

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delivered by registered or certified mail, return receipt requested, postage prepaid, by facsimile transmission or by hand, addressed as follows:

If to CBSMA:   Cambrex Bio Science MA, Inc.
               97 South Street
               Hopkinton, Massachusetts  01748
               Facsimile: 508-497-0700
               ATTENTION: Anthony Rotunno
                          Vice President and General Manager

If to GTC:     GTC Biotherapeutics, Inc.
               175 Crossing Boulevard
               Framingham, Massachusetts  01701-9322
               Facsimile: 508-370-3797
               ATTENTION: Gregory Liposky
                          Senior Vice President of Operations

     or to such other address as either Party may have directed.

     9.5 ARBITRATION. Except as provided in Section 2.11 of this Service Agreement, any dispute arising out of or in connection with this Service Agreement, including any question regarding its existence, validity or termination, shall be referred to final and binding arbitration, to the exclusion of any other court, forum or jurisdiction. Arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association in effect from time to time, which rules are incorporated by reference into this Section 9.5. The tribunal shall consist of three arbitrators. Each Party shall appoint one arbitrator, and, if the two Party-appointed arbitrators cannot agree on a chairman, the chairman shall be appointed by the American Arbitration Association. The place of arbitration shall be Boston, Massachusetts. Unless the arbitral tribunal determines otherwise, the costs of the arbitration shall be borne by the losing Party, or shared equally in the event of a mutually agreed upon settlement.

     9.6 FURTHER ASSURANCES. Each Party to this Service Agreement covenants and agrees that it will promptly, during the Term and on the request of the other Party, execute, acknowledge and deliver or otherwise properly authenticate, as may be required by law, all documents, instruments, applications, assignments, registrations, or other legal papers necessary to effectuate the provisions of this Service Agreement.

     9.7 EFFECTS. This Service Agreement is binding on, and shall inure to the benefit of, the Parties to this Service Agreement and their respective successors and permitted assigns. Except as otherwise expressly provided in this Service Agreement, this Service Agreement does not create or confer, and is not to be construed as creating or conferring, any right, remedy, claim or benefit on any third party, other than the respective successors and permitted assigns of the Parties to this Service Agreement.

     9.8 WAIVERS AND AMENDMENTS. Any amendment or supplementation of this Service Agreement or any waiver of any term or condition of this Service Agreement shall be effective

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only if in writing. A waiver of any breach of any of the terms or conditions of this Service Agreement is not in any way to be construed as a waiver of any subsequent breach.

     9.9 SEVERABILITY. In the event that any one or more of the provisions of this Service Agreement is determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Service Agreement shall not, at the election of the Party for whom the benefit of the provision exists, be in any way impaired.

     9.10 COUNTERPARTS. This Service Agreement may be executed in one or more counterparts, all of which together constitute one and the same instrument.

     9.11 GOVERNING LAW. This Service Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law provisions.

     9.12 ENTIRE AGREEMENT. This Service Agreement, including all Exhibits appended hereto, constitutes the entire agreement between CBSMA and GTC in respect of the transactions contemplated by this Service Agreement and supersedes all prior arrangements or understandings with respect to these transactions.

     9.13 FORCE MAJEURE. No liability under this Service Agreement shall result to a Party from delay in performance caused by force majeure (that is, circumstances beyond the reasonable control of the Party affected by the delay, including acts of God, fire, flood, war, changes in government regulations, labor unrest, or shortage of or inability to obtain material or equipment).

     9.14 INDEPENDENT CONTRACTORS. The status of the Parties under this Service Agreement is that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor may either Party represent to any person that it has any such right or authority. Nothing in this Service Agreement is to be construed as establishing a partnership or joint venture relationship between the Parties.

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     IN WITNESS WHEREOF, the undersigned have executed this Service Agreement as of the date first above written.

CAMBREX BIO SCIENCE MA, INC.


By:  /s/ Anthony Rotunno                                      Date: 8/21/02
     --------------------------------------------                   ------------
     Name:  Anthony Rotunno
     Title: Vice President and General Manager

GTC BIOTHERAPEUTICS, INC.


By:  /s/ Gregory Liposky                                      Date: 8/27/02
     --------------------------------------------                   ------------
     Name:  Gregory Liposky
     Title: Senior Vice President of Operations

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                                    EXHIBIT A
                               TECHNOLOGY SERVICES

                                    [****(*)]


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                                    EXHIBIT B
                                  GTC EQUIPMENT

                                    [****(*)]


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                                    EXHIBIT C
                                QUALITY AGREEMENT

As part of the Service Agreement, the parties hereby agree as follows:

1.     GUIDING PRINCIPLES

1.1 GTC has the responsibility to provide sufficient information to CBSMA so that CBSMA can perform the Technology Services within the Finished Product registration.

1.2 GTC is registration holder for the GTC Product and owner of the trademark, ATryn(TM). GTC owns certain proprietary rights related to the Finished Product to be produced by CBSMA. Information provided by GTC to CBSMA for the performance of the Technology Services shall be used for the Technology Services only and shall be subject to the confidentiality obligations in the Service Agreement.

1.3 In accordance with the Service Agreement, CBSMA is responsible for performing the Technology Services in compliance with operating procedures, batch manufacturing instructions, and any other applicable cGMP related documents.

2.     PURPOSE OF THIS EXHIBIT

2.1 The purpose of this EXHIBIT C is to establish certain obligations and responsibilities of GTC and CBSMA relating to the Technology Services in accordance with applicable US and EC Directives, regulations and guidelines.

2.2 GTC and CBSMA are responsible at all times for performing the different steps involved in the Technology Services as summarized in TABLE 1 attached hereto.

3.     MANUFACTURING AUTHORIZATION

3.1 CBSMA's Premises shall be inspected regularly by the competent national regulatory authorities. CBSMA and GTC shall comply with the terms of
       Section 3.7 of the Service Agreement with respect to such inspections.

3.2 CBSMA shall inform GTC of legal actions with or by governmental agencies relating to the Premises or manufacturing and quality control operations that may impact on the Premises or the Finished Product.

4.     TECHNOLOGY SERVICES INSTRUCTIONS

4.1 All Technology Services performed by CBSMA shall be carried out in accordance with the current Rules Governing Medicinal Products in the European Community, Volume IV (guide to good manufacturing practice for medicinal products and US cGMP (Code of Federal Regulations 21).

4.2 GTC shall provide CBSMA with all the information reasonably necessary to carry out the Technology Services. GTC will supply a copy of the current manufacturing formula,

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       analytical methods for batch release purposes and stability monitoring, raw material and in-process methods and test specifications.

4.3 CBSMA shall develop the manufacturing and quality control documents in accordance with CBSMA's standards. These manufacturing and quality control documents shall be approved by GTC prior to use by CBSMA.

4.4 CBSMA shall use a documentation system for the Finished Product, which contains information about the phases of manufacture to enable GTC to assess compliance with the registration files. All Technology Services shall be performed according to the documents agreed upon from the manufacture of the first Batch and onwards.

5. MAINTENANCE OF COMPLIANCE BETWEEN THE PRODUCT REGISTRATION AND THE PROCESS / CHANGE CONTROL

5.1    Change Management

       5.1.1 Proposed deviations from the technical specifications, batch manufacturing records, or process-related documents, must be communicated in writing for review and approval by GTC and CBSMA before implementation.

       5.1.2 CBSMA will communicate relevant proposed changes in storage or shipping to GTC for review and approval before implementation.

       5.1.3 CBSMA will inform GTC of any significant changes in the Premises or equipment associated with Finished Product supplied to GTC.

5.2    Product Registration

       5.2.1 GTC will be responsible for updating the product registration in the event that mutually agreed upon deviations are to be filed as variations to the terms of the Marketing Authorization with regulatory authorities.

       5.2.1 GTC shall promptly inform CBSMA upon such variation. CBSMA will update all relevant documentation as necessary.

6.     QUALITY RESPONSIBILITIES ASSOCIATED WITH THE TECHNOLOGY SERVICES

6.1 The Quality Responsibilities associated with the performance of the Technology Services will be carried out in detail according to the valid Product Master Batch Documentation and associated SOPs and current industry standards for maintaining an aseptic or appropriate manufacturing environment, cleaning of facilities and equipment, clean utilities, equipment calibration, and changeover testing.

6.2    Batch Release

       6.2.1 Batch review and approval will be the responsibility of CBSMA's responsible QA professional who will ensure that each Batch of Finished Product has been manufactured and tested in accordance with the Product Registration and cGMP.

       6.2.2 After detailed review of Batch documentation, CBSMA will send GTC the following documents for each Batch released for shipment:

               -   Copies of Batch Record Documentation

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               -   Certificate of Conformance
               -   Certificate of Analysis

       6.2.3 The Certificate of Conformance will include a statement that the Batch has been manufactured according to the terms of cGMP's, the approved specifications and is released for shipment to GTC. This certificate will include the Product lot number, the date of manufacture, the expiration date and the total amount released.

       6.2.4 All deviations will be investigated by CBSMA and will be reported on and attached to the Batch record and summarized on the Certificate of Conformance.

       6.2.5 GTC is responsible for determining the suitability of each Batch for its intended use, and for the final release and distribution of each Batch.

       6.2.6 CBSMA will notify GTC immediately in writing in the event of any circumstances during manufacture or testing that reveals quality problems that may impact on Finished Products supplied to GTC.

6.3    Batch Documentation:

       6.3.1 All original Batch documents will be retained by CBSMA in accordance with regulatory and company requirements for a minimum period equal to [****(*)] or any other period agreed upon in writing between CBSMA and GTC. Such information shall be maintained in confidence by CBSMA in accordance with the terms of the Service Agreement. If CBSMA decides to destroy out of date documents, it must notify GTC in writing of such decision. GTC reserves the right to have the documents transferred to the possession of GTC, upon GTC's written request.

       6.3.2 The batch manufacturing and analytical records will always be available for review by GTC on request. In the case of a request from GTC, CBSMA agrees to provide a copy of all relevant documents to GTC by fax or courier within three (3) working days, if needed.

6.4    Expiry

       Expiry of the Finished Product upon delivery to GTC is the responsibility of GTC. GTC is responsible for providing current expiry dates, if established, to CBSMA.

6.5    Labeling and Packaging

       The labeling and packaging requirements will be specified in the Product Master Batch Documentation. Labeling requirements other than lot identification will be determined by GTC. GTC will be responsible for evaluating the suitability of the packaging used at each stage of the process.

6.6    Sample Retention

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       CBSMA will retain sufficient samples from each Batch of Finished Product to allow retesting to be performed. In no event shall the amount retained from each Batch be less than the amount needed to perform two complete sets of tests. Such samples will be retained for a period equal to[****(*)].

6.7    Audits

       GTC shall have the right to visit CBSMA's manufacturing and quality control procedures, records, and facilities to ensure that CBSMA complies with Product Registration and with current Good Manufacturing Practice regulations or other procedures required by GTC. CBSMA shall take a course of action and resolution acceptable to GTC in the event that GTC finds any contractual or regulatory deficiencies during such audit. A copy of the audit report will be forwarded to CBSMA.

7      SHIPMENT AND DOCUMENTATION

7.1 CBSMA shall be responsible for the shipment of the Finished Product in accordance with GTC's shipping specifications. No shipment will be performed without the prior release for shipment by CBSMA's Quality Assurance Department.

7.2    All outer cartons will be labeled indicating:

       - Name of product and concentration
       - Number of units
       - Batch/Lot number

8.     VALIDATION AND TRANSFER

8.1 GTC shall be responsible for providing necessary transfer of documentation and guidance for validation activities to be performed at CBSMA's Premises (or the facilities of any subcontractee approved by GTC) with respect to the GTC Product, process, and the testing of GTC Equipment. CBSMA shall be responsible for the execution of such validation, with guidance and final approval from GTC.

8.2 CBSMA shall be responsible for the validation of systems, utilities and/or equipment owned by CBSMA which is used for the Technology Services. Nonetheless any Finished Product process validation must be reviewed and approved by GTC prior to implementation as well as the final reports resulting from such work.

8.3 Changes to validated systems, assays and/or processes are controlled and managed in accordance with CBSMA's change control system. Any changes to the leasehold GMP infrastructure (e.g., water systems, clean steam system, HVAC, etc.), dedicated and non-dedicated process equipment, and QC analytical test equipment that have potential implications on Finished Product must be approved by GTC prior to implementation of such change(s).

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9      RESPONSIBLE PERSONS

       The parties have appointed the following persons as responsible persons for the following aspects of the Services:

       On behalf of CBSMA:

              Production:         Christopher Dale

              Quality Control:    Ben Andrusaitus

              Quality Assurance:  Kelly O'Hare


       On behalf of GTC:

              Production:         Christopher Hendry

              Quality Control:    Irene Lutchen

              Quality Assurance:  Tim Maines

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                                     TABLE 1
                           SUMMARY OF RESPONSIBILITIES

                                    [****(*)]


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                                    Exhibit D
                               Premises Floor Plan

                                    [****(*)]


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